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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             _____________________
                                   FORM 8-K
                          CURRENT REPORT PURSUANT TO
                          SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                            _______________________

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 4, 2002
                                                        ----------------

                           PHOTOELECTRON CORPORATION
             (Exact name of registrant as specified in its charter)


       MASSACHUSETTS                  0-21667                    04-3035323
(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
      of incorporation)                                      Identification No.)

                        _______________________________
                                 5 FORBES ROAD
                         Lexington, Massachusetts 02421
                                 (781) 861-2069
   (Address, including zip code, of registrant's principal executive offices and registrant's telephone number, including area code)

Item 5.  Other Events.

     On February 4, 2002, the registrant announced that Peter M. Nomikos, its Chairman of the Board, has been elected Interim President and Chief Executive Officer. In addition, Timothy W. Baker, the registrant's Executive Vice President and Chief Financial Officer, has been elected to the additional post of Chief Operating Officer. Euan S. Thomson resigned as President and Chief Executive Officer of the registrant to pursue other opportunities, but will continue in an advisory role during the transition process.

     Mr. Nomikos and members of his immediate family hold approximately 35% of the registrant's outstanding common stock. Including warrants, options and convertible debentures controlled by him and members of his immediate family, approximately 93% of which have conversion or exercise prices above the current market value of the registrant's common stock, Mr. Nomikos may be deemed to beneficially own approximately 49.7% of the registrant's common stock.

     A copy of the press release issued by the registrant regarding the foregoing is filed herewith as Exhibit 99.1 and is incorporated herein by reference.
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Item 7.  Financial Statements and Exhibits

(a)  Exhibits.

     99.1    Press Release dated February 4, 2002

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                                   SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  PHOTOELECTRON CORPORATION


                                  By: /s/ Timothy W. Baker
                                      --------------------
                                      Timothy W. Baker
                                      Executive Vice President, Chief
                                      Financial Officer and Chief Operating
                                      Officer



Dated:   February 5, 2002

                                      -3-
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                                 EXHIBIT INDEX


Exhibit No.       Description

   99.1           Press Release dated February 4, 2002

                                      -4-